UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant To Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in its Charter)

Virginia	52-1889548
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

309 North Fifth Street, Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-147310.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Series B Cumulative Preferred Stock, $.01 par value per share	Nasdaq Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Series B Cumulative Preferred Stock, $.01 par value per share, is contained in (i) the Registrant’s Prospectus, dated November 29, 2007, included in the Registrant’s registration statement on Form S-3 (File No. 333-147310) under the caption “Description of Capital Stock” and (ii) the Registrant’s Prospectus Supplement, dated May 29, 2008, under the caption “Description of Our Series B Preferred Stock” and those sections are incorporated herein by reference.

Item 2.	Exhibits.

4.1

Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 3.1 to Supertel Hospitality’s Quarterly Report on Form 10-Q for the
quarter ended June 30, 2007).

4.2	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Supertel Hospitality.

4.3	Third Amended and Restated Bylaws of Supertel Hospitality (incorporated by reference to Exhibit 3.1 to Supertel Hospitality’s Current Report on Form 8-K dated December 6, 2007).

4.4	Form of Series B Cumulative Preferred Stock Certificate.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Supertel Hospitality, Inc.

By /s/ Donavon A. Heimes

Name: Donavon A. Heimes

Title: Chief Financial Officer, Treasurer and Secretary

Date: May 30, 2008

EXHIBIT INDEX

Exhibit	Description

4.1

Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 3.1 to Supertel Hospitality’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007).

4.2	Articles of Amendment to Second Amended and Restated Articles of Incorporation of Supertel Hospitality.

4.3	Third Amended and Restated Bylaws of Supertel Hospitality (incorporated by reference to Exhibit 3.1 to Supertel Hospitality’s Current Report on Form 8-K dated December 6, 2007).

4.4	Form of Series B Cumulative Preferred Stock Certificate.